Exhibit 99.1

AMERICAN NATURAL ENERGY CORPORATION
6100 South Yale, Suite 300
Tulsa, Oklahoma 74136
Tel: 918-481-1440 Fax: 918-481-1473

American Natural Energy Corporation Announces Debentureholders Approval of Proposed
Amended Terms

Tulsa, Oklahoma, June 13, 2005. American Natural Energy Corporation (“ANEC”) (TSX Venture: ANR.U) announces that it has received the requisite favorable vote of the holders of its outstanding 8% Convertible Secured Debentures approving the adoption of amendments to the terms of the related Trust Indenture. The final proposed terms of the amendments were previously announced May 18, 2005 and include, among other things, an extension of the maturity date of the Debentures to September 30, 2006 and the reduction through the extended maturity date of the Debentures of the price at which the principal of the Debentures can be converted into shares of Common Stock to US$0.15 per share.

In addition to receiving the consent of the holders of two-thirds (2/3) of the principal amount of the Debentures outstanding, the adoption of the amendments is subject the approval of the TSX Venture Exchange and, with respect to the extension of the maturity date of the Debentures and the reduction in the price per share at which shares of common stock are issuable on conversion of the Debentures, the approval of the stockholders of ANEC to the amendment of the Certificate of Incorporation of ANEC to increase the number of shares of Common Stock ANEC is authorized to issue to 250 million from 100 million. The TSX Venture Exchange approval have been received and ANEC is awaiting the outcome of the vote of its stockholders on the proposal to amend its Certificate of Incorporation which vote will be taken at ANEC’s upcoming annual meeting of stockholders scheduled to be held on June 23, 2005.

ANEC is a Tulsa, Oklahoma based independent exploration and production company with operations in St. Charles Parish, Louisiana. For further information please contact Michael Paulk, CEO at 918-481-1440 or Steven P. Ensz, CFO at 281-367-5588.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

This Press Release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of ANEC, its directors, or its officers with respect to the future business, well drilling and operating activities and performance of ANEC. Forward-looking statements also include the plans and intentions of ANEC to obtain stockholder approval of the amendment to ANEC’s Certificate of Incorporation to increase the number of shares of Common Stock it is authorized to issue so as to implement the amendments to the terms of the Trust Indenture relating to the maturity date and conversion price of the Debentures. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including uncertainties as to whether the amendments proposed to the Certificate of Incorporation will receive the requisite shareholder approval. The actual results and outcome of events may differ materially from those in the forward-looking statements as a result of various factors. The levels of and fluctuations in the prices for natural gas and oil and the demand for those commodities, the outcome of ANEC’s development and exploration activities, including the success of its current and proposed well drilling activities and the availability of capital to pursue those activities could affect ANEC and its future prospects. The failure of the stockholder vote to increase the authorized shares of stock could materially adversely affect ANEC’s prospects and liquidity and may lead to the inability of ANEC to re- pay the outstanding principal of the Debentures when the principal matures on September 30, 2005. ANEC’s inability to raise additional capital would adversely affect its ability to pursue its drilling program and its liquidity. Important additional factors that could cause such differences are described in ANEC’s periodic reports and other filings made with the Securities and Exchange Commission and may be viewed at the Commission’s Website at http://www.sec.gov.